Exhibit 23.1


                                   CONSENT OF
                         RALPH E. DAVIS ASSOCIATES, INC.


     We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and of references to Ralph E. Davis Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 9, 2004, prepared for Cadence Resources Corporation in the Annual Report on Form 10-KSB of Cadence Resources Corporation for the filing dated on or about January 12, 2004.


Houston, Texas
January 12, 2004

                                         RALPH E. DAVIS ASSOCIATES, INC.


                                         /s/ Joseph Mustacchia, Jr.
                                         ---------------------------------------
                                         Joseph Mustacchia, Jr.
                                         Executive Vice-President